UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

To:	Citi Colleagues
From:	Citi Shareholder Relations
Re:	Citi 2021 Annual Report and 2022 Proxy Statement

Citi’s 2021 Annual Report and 2022 Proxy Statement, plus additional online materials, are now available at https://www.citigroup.com/citi/investor/corporate_governance.html.

In addition to detailing the results and key events of the past year, these materials feature a letter from CEO Jane Fraser as well as highlights from the year. Please take some time to review Citi’s Annual Report and Proxy Statement.

The Annual Report and Proxy Statement are being distributed to most employees electronically. If you are a Citi stockholder, you should receive a voting card in the mail at your home address. You should refer to the Proxy Statement when deciding how to vote your shares. Citi’s annual stockholder meeting will be held April 26, 2022.

If you would like copies of the printed Annual Report and Proxy Statement, please contact the Document Service Center by email at docserve@citi.com or by telephone toll-free at 1-877-936-2737. If you are calling from outside the U.S., please call 1-716-730-8055. Please call between the hours of 8 a.m. and 6 p.m. New York time, Monday through Friday.

Please provide the following information with your request:

●	Your first name, middle initial and last name
●	Complete shipping address, including apartment number or any other identifying information. Please do not provide a Post Office box.
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